Exhibit 99.1

For Immediate Release	Contacts:	News Media Lisa Marie Bongiovanni 310-252-3524 LisaMarie.Bongiovanni@mattel.com	Securities Analysts Drew Vollero 310-252-2703 Drew.Vollero@mattel.com

MATTEL REPORTS 2012 FINANCIAL RESULTS AND DECLARES QUARTERLY DIVIDEND

Fourth Quarter Highlights

•	Worldwide net sales up 5% from the prior year;

•	North American[1] gross sales up 5% and International gross sales up 8%;

•	Worldwide gross sales for core brands: Barbie® down 4%; Hot Wheels® up 2%; Fisher-Price® up 6% and American Girl® up 13%;

•	Gross margin increased 40 basis points of net sales; SG&A increased 710 basis points of net sales; adjusted SG&A increased 100 basis points, excluding a litigation charge of $137.8 million;

•	Operating income was $373.5 million; adjusted operating income was $511.3 million, excluding the litigation charge, compared to operating income of $497.5 million in the fourth quarter of 2011; and

•	Earnings per share of $0.87; adjusted earnings per share of $1.12, excluding the litigation charge, vs. prior year of $1.07.

Full-Year Highlights

•	Worldwide net sales up 2% from the prior year;

•	North American gross sales up 2% and International gross sales up 4%;

•	Worldwide gross sales for core brands: Barbie down 3%; Hot Wheels up 2%; Fisher-Price up 4%; and American Girl up 11%;

•	Gross margin increased 290 basis points of net sales; SG&A increased 360 basis points of net sales; adjusted SG&A increased 150 basis points, excluding the litigation charge;

•	Operating income was $1.02 billion; adjusted operating income was $1.16 billion, excluding the litigation charge, compared to operating income of $1.04 billion for the full-year 2011; and

•	Earnings per share of $2.22; adjusted earnings per share of $2.47, excluding the litigation charge, vs. prior year of $2.18.

Capital Deployment

•	Board declared 2013 first quarter cash dividend of $0.36 per share, reflecting an annualized dividend of $1.44 per share, which represents a 16% increase to last year’s total dividends; and

•

For the 2012 fourth quarter, the Company repurchased 1.4 million shares of its common stock at a cost of approximately $51 million, and for the year, the Company repurchased 2.3 million shares of its common stock at a cost of approximately $78 million.

EL SEGUNDO, Calif., February 1, 2013 – Mattel, Inc. (NASDAQ:MAT) today reported 2012 fourth quarter and full-year financial results. For the fourth quarter, the Company reported net income of $306.5 million, or $0.87 per share, and adjusted net income of $393.6 million, or $1.12 per share, excluding the litigation charge discussed below, compared to last year’s fourth quarter net income of $370.6 million, or $1.07 per share. For the year, the Company reported net income of $776.5 million, or $2.22 per share, and adjusted net income of $863.6 million, or $2.47 per share, excluding the litigation charge, compared to last year’s net income of $768.5 million, or $2.18 per share.

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[1]	Consists of the North America Division (U.S. & Canada) and American Girl

MATTEL REPORTS 2012 FINANCIAL RESULTS/PAGE 2 2 2 2

“We had another great year at Mattel with record sales for both total company and our International division, stronger gross margins and our second year of more than $1 billion in operating profit,” said Bryan G. Stockton, chairman and chief executive officer of Mattel. “These results are particularly gratifying given the challenging global economic and cost environment.”

Financial Overview

For the fourth quarter, net sales were $2.26 billion, a 5% increase from $2.15 billion last year, including an unfavorable impact of changes in currency exchange rates of 1 percentage point. On a regional basis, fourth quarter gross sales were up 5% in the North American Region, which consists of the U.S., Canada and American Girl, including a favorable impact of currency exchange rates of 1 percentage point. For the International Region, gross sales increased 8%, including an unfavorable impact of currency exchange rates of 2 percentage points. Operating income for the quarter was $373.5 million. Adjusted operating income was $511.3 million, or 22.7% of net sales, excluding the litigation charge, compared to the prior year’s operating income for the quarter of $497.5 million.

For the year, net sales were $6.42 billion, a 2% increase from $6.27 billion last year, including an unfavorable impact of changes in currency exchange rates of 2 percentage points. On a regional basis, full-year gross sales were up 2% in the North American Region, with no impact from changes in currency exchange rates. For the International Region, gross sales were up 4%, including an unfavorable impact of currency exchange rates of 6 percentage points. Operating income for the year was $1.02 billion. Adjusted operating income was $1.16 billion, or 18.0% of net sales, excluding the litigation charge, compared to the prior year’s operating income of $1.04 billion.

The Company’s debt-to-total-capital ratio of 33.0% is in line with the Company’s capital and investment framework, and its year-end cash balance was $1.34 billion.

For the year, net cash flows from operating activities were approximately $1.28 billion, an increase of $611 million compared with approximately $665 million in 2011. The increase is primarily driven by reductions in working capital. Cash flows used for investing activities were approximately $900 million, an increase of $725 million, compared to approximately $175 million in 2011, driven primarily by the acquisition of HIT Entertainment™. Cash flows used for financing and other activities were approximately $409 million, an increase of $7 million, compared with approximately $402 million in 2011, primarily due to lower net proceeds from the issuance of long-term debt and higher dividends, partially offset by lower share repurchases and lower repayments of long-term debt.

Capital Deployment

The Company announced today that its Board of Directors declared a first quarter cash dividend of $0.36 per share on the Company’s common stock, which represents an increase of 16% versus last year’s dividend of $0.31 per share. The dividend will be payable on March 8, 2013 to stockholders of record on February 22, 2013. For the fourth quarter 2012, the Company repurchased 1.4 million shares of its common stock at a cost of approximately $51 million, and for the year, the Company repurchased 2.3 million shares of its common stock at a cost of approximately $78 million.

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MATTEL REPORTS 2012 FINANCIAL RESULTS/PAGE 3 3 3 3

Litigation Charge

On January 24, 2013, the U.S. Ninth Circuit Court of Appeals issued a decision on the litigation related to Carter Bryant and MGA Entertainment, Inc. The Ninth Circuit agreed with Mattel that the verdict and damages on MGA’s toy fair claims must be reversed, and directed the District Court to dismiss the claims without prejudice. The Ninth Circuit’s decision vacates the District Court’s judgment awarding MGA approximately $172 million, consisting primarily of compensatory and punitive damages, for the claims MGA made arising out of conduct at toy fairs. Consistent with the District Court’s affirmance of the award of fees and costs against Mattel arising out of the separate copyright claims, Mattel has taken a charge of $137.8 million ($87.1 million net of taxes) with respect to the fourth quarter of 2012 to cover these fees and costs.

Mattel Girls & Boys Brands

Fourth quarter worldwide gross sales for the Mattel Girls & Boys Brands business unit were $1.41 billion, up 5% versus a year ago. Worldwide gross sales for the Barbie brand were down 4% and worldwide gross sales for Other Girls Brands were up 55%, primarily driven by Monster High®. Worldwide gross sales for the Wheels business, which includes the Hot Wheels, Matchbox® and Tyco R/C® brands, were down 1%, primarily driven by Matchbox. Worldwide gross sales for the Entertainment business, which includes Radica® and Games, were down 13% for the quarter, primarily driven by decreases in the CARS 2® movie property.

For the year, worldwide gross sales for the Mattel Girls & Boys Brands business unit were $4.19 billion, or up 2%. Worldwide gross sales for the Barbie brand were down 3%. Worldwide gross sales for Other Girls Brands were up 57% for the year, primarily driven by Monster High. Worldwide gross sales for the Wheels business, which includes the Hot Wheels, Matchbox and Tyco R/C brands, were flat, with growth in Hot Wheels offset by decreases in Matchbox. Worldwide gross sales for the Entertainment business, including Radica and Games, were down 21%, primarily driven by decreases in the CARS 2 movie property.

Fisher-Price Brands

Fourth quarter worldwide gross sales for the Fisher-Price Brands business unit, which includes the Fisher-Price Core, Fisher-Price Friends and Power Wheels brands, were $744.5 million, up 6%. For the year, worldwide gross sales for the Fisher-Price Brands business unit were $2.25 billion, up 4%, driven by strength in Fisher-Price Friends with the addition of the HIT Entertainment portfolio and Disney’s Jake and the Never Land Pirates™ property.

American Girl Brands

Fourth quarter gross sales for the American Girl Brands business unit, which offers American Girl branded products direct to consumers, were $320.8 million, up 13%. For the year, gross sales for the American Girl Brands business unit were $567.5 million, up 11%, primarily driven by strong sales of McKenna™, the 2012 Girl of the Year, and the expansion of retail locations.

Live Webcast

Mattel will webcast its 2012 fourth quarter and full-year financial results conference call at 8:30 a.m. Eastern time today. The conference call will be webcast on the “Investors & Media” section of the Company’s corporate website: http://corporate.mattel.com/. To listen to the live call, log on to the website at least 15 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on the Company’s website for 90 days and may be accessed beginning two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 11:30 a.m. Eastern time the morning of the call until Friday, Feb. 8 at midnight Eastern time and may be accessed by dialing + 1 (404) 537-3406. The passcode is 84924461.

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MATTEL REPORTS 2012 FINANCIAL RESULTS/PAGE 4 4 4 4

Presentation slides relating to the conference call, as well as other financial and statistical information, will be available at the time of the webcast on the “Investors & Media” section of http://corporate.mattel.com/, under the sub-headings “Financial Information” – “Earnings Releases.” Information required by Securities and Exchange Commission Regulation G regarding non-GAAP financial measures is set forth in the Exhibits to this press release.

About Mattel

Mattel, Inc. (NASDAQ:MAT) is the worldwide leader in the design, manufacture and marketing of toys and family products. The Mattel family is comprised of such best-selling brands as Barbie®, the most popular fashion doll ever introduced, Hot Wheels®, Monster High®, American Girl®, Thomas & Friends®, Fisher-Price® brands, including Little People®, Power Wheels®, as well as a wide array of entertainment-inspired toy lines. In 2013, Mattel was named as one of FORTUNE Magazine’s “100 Best Companies to Work For” for the sixth year in a row. Mattel also is ranked among Corporate Responsibility Magazine’s “100 Best Corporate Citizens.” With worldwide headquarters in El Segundo, Calif., Mattel employs approximately 28,000 people in 43 countries and territories and sells products in more than 150 nations. At Mattel, we are Creating the Future of Play. Visit us at www.mattel.com, www.facebook.com/mattel or www.twitter.com/mattel

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Note: This press release contains forward-looking statements on a variety of matters, including without limitation, the Company’s expected quarterly cash dividend payments in 2013. These forward-looking statements are based on currently available operating, financial, economic and other information and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward looking statements. Some of these factors are described in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Mattel’s Quarterly Reports on Form 10-Q for fiscal year 2012, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31,							2012 As Reported vs.		2012 Adjusted vs.
	2012					2011		2011 As Reported		2011 As Reported
	As Reported		Impact of Litigation Charge	Adjusted		As Reported
	$ Amt	% Net Sales	$ Amt	$ Amt	% Net Sales	$ Amt	% Net Sales	Yr/Yr $ Change	Yr/Yr % Change	Yr/Yr $ Change	Yr/Yr % Change
	(In millions, except per share and percentage information)							(In millions, except percentage information)
Net Sales	$2,255.9		$—	$2,255.9		$2,153.8		$102.1	5%	$102.1	5%
Cost of sales	1,030.0	45.7%	—	1,030.0	45.7%	993.4	46.1%	36.6	4%	36.6	4%

Gross Profit	1,225.9	54.3%	—	1,225.9	54.3%	1,160.4	53.9%	65.5	6%	65.5	6%
Advertising and promotion expenses	272.8	12.1%	—	272.8	12.1%	261.4	12.1%	11.4	4%	11.4	4%
Other selling and administrative expenses	579.6	25.7%	137.8	441.8	19.6%	401.5	18.6%	178.1	44%	40.3	10%

Operating Income	373.5	16.6%	(137.8)	511.3	22.7%	497.5	23.1%	(124.0)	-25%	13.8	3%
Interest expense	23.5	1.0%	—	23.5	1.0%	23.5	1.1%	—	0%	—	0%
Interest (income)	(1.7)	-0.1%	—	(1.7)	-0.1%	(1.4)	-0.1%	(0.3)	19%	(0.3)	19%
Other non-operating (income) expense, net	(5.0)		—	(5.0)		6.5		(11.5)		(11.5)

Income Before Income Taxes	356.7	15.8%	(137.8)	494.5	21.9%	468.9	21.8%	(112.2)	-24%	25.6	5%
Provision for income taxes	50.2		(50.7)	100.9		98.3		(48.1)	-49%	2.6	3%

Net Income	$306.5	13.6%	$(87.1)	$393.6	17.4%	$370.6	17.2%	$(64.1)	-17%	$23.0	6%

Net Income Per Common Share - Basic	$0.88		$(0.25)	$1.13		$1.08

Weighted average number of common shares	343.6		—	343.6		339.4

Net Income Per Common Share - Diluted	$0.87		$(0.25)	$1.12		$1.07

Weighted average number of common and potential common shares	348.4		—	348.4		343.5

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES

	For the Year Ended December 31,							2012 As Reported vs.		2012 Adjusted vs.
	2012					2011		2011 As Reported		2011 As Reported
	As Reported		Impact of Litigation Charge	Adjusted		As Reported
	$ Amt	% Net Sales	$ Amt	$ Amt	% Net Sales	$ Amt	% Net Sales	Yr/Yr $ Change	Yr/Yr % Change	Yr/Yr $ Change	Yr/Yr % Change
	(In millions, except per share and percentage information)							(In millions, except percentage information)
Net Sales	$6,420.9		$—	$6,420.9		$6,266.0		$154.9	2%	$154.9	2%
Cost of sales	3,011.7	46.9%	—	3,011.7	46.9%	3,120.2	49.8%	(108.5)	-3%	(108.5)	-3%

Gross Profit	3,409.2	53.1%	—	3,409.2	53.1%	3,145.8	50.2%	263.4	8%	263.4	8%
Advertising and promotion expenses	717.8	11.2%	—	717.8	11.2%	699.2	11.2%	18.6	3%	18.6	3%
Other selling and administrative expenses	1,670.4	26.0%	137.8	1,532.6	23.9%	1,405.5	22.4%	264.9	19%	127.1	9%

Operating Income	1,021.0	15.9%	(137.8)	1,158.8	18.0%	1,041.1	16.6%	(20.1)	-2%	117.7	11%
Interest expense	88.8	1.4%	—	88.8	1.4%	75.3	1.2%	13.5	18%	13.5	18%
Interest (income)	(6.8)	-0.1%	—	(6.8)	-0.1%	(8.1)	-0.1%	1.3	-15%	1.3	-15%
Other non-operating (income) expense, net	(6.0)		—	(6.0)		3.2		(9.2)		(9.2)

Income Before Income Taxes	945.0	14.7%	(137.8)	1,082.8	16.9%	970.7	15.5%	(25.7)	-3%	112.1	12%
Provision for income taxes	168.5		(50.7)	219.2		202.2		(33.7)	-17%	17.0	8%

Net Income	$776.5	12.1%	$(87.1)	$863.6	13.4%	$768.5	12.3%	$8.0	1%	$95.1	12%

Net Income Per Common Share - Basic	$2.25		$(0.25)	$2.50		$2.20

Weighted average number of common shares	341.7		—	341.7		344.7

Net Income Per Common Share - Diluted	$2.22		$(0.25)	$2.47		$2.18

Weighted average number of common and potential common shares	346.2		—	346.2		348.4

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

WORLDWIDE GROSS SALES INFORMATION (Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
(In millions, except percentage information)	2012		2011		2012		2011
Worldwide Gross Sales:
Mattel Girls & Boys Brands	$1,411.5		$1,346.1		$4,186.6		$4,120.6
% Change		5%		7%		2%		14%
Pos./(Neg.) Impact of Currency (in % pts)		-1		-2		-3		2

Fisher-Price Brands	744.5		700.4		2,252.3		2,159.2
% Change		6%		-10%		4%		-3%
Pos./(Neg.) Impact of Currency (in % pts)		-1		-1		-2		1

American Girl Brands	320.8		283.9		567.5		510.9
% Change		13%		4%		11%		5%
Other	18.2		22.2		46.2		50.4

Gross Sales	$2,495.0		$2,352.6		$7,052.6		$6,841.1

% Change		6%		1%		3%		7%
Pos./(Neg.) Impact of Currency (in % pts)		-1		-1		-3		1

Reconciliation of Non-GAAP to GAAP Financial Measure:
Gross Sales	$2,495.0		$2,352.6		$7,052.6		$6,841.1
Sales Adjustments	(239.1)		(198.8)		(631.7)		(575.1)

Net Sales	$2,255.9		$2,153.8		$6,420.9		$6,266.0

% Change		5%		1%		2%		7%
Pos./(Neg.) Impact of Currency (in % pts)		-1		-1		-2		1

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

CONDENSED CONSOLIDATED BALANCE SHEETS

	At December 31,
	2012	2011
(In millions)	(Unaudited)

Assets
Cash and equivalents	$1,335.7	$1,369.1
Accounts receivable, net	1,226.8	1,246.7
Inventories	465.1	487.0
Prepaid expenses and other current assets	529.2	340.9

Total current assets	3,556.8	3,443.7
Property, plant, and equipment, net	593.2	523.9
Other noncurrent assets	2,376.8	1,704.0

Total Assets	$6,526.8	$5,671.6

Liabilities and Stockholders’ Equity
Short-term borrowings	$9.8	$8.0
Current portion of long-term debt	400.0	50.0
Accounts payable and accrued liabilities	1,273.2	953.8
Income taxes payable	33.0	27.1

Total current liabilities	1,716.0	1,038.9
Long-term debt	1,100.0	1,500.0
Other noncurrent liabilities	643.8	522.1
Stockholders’ equity	3,067.0	2,610.6

Total Liabilities and Stockholders’ Equity	$6,526.8	$5,671.6

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)

	At December 31,
(In millions, except days and percentage information)	2012	2011

Key Balance Sheet Data:
Accounts receivable, net days of sales outstanding (DSO)	49	52
Total debt outstanding	$1,509.8	$1,558.0
Total debt-to-total capital ratio	33.0%	37.4%

	Year Ended December 31,
(In millions)	2012 (a)	2011

Condensed Cash Flow Data:
Cash flows from operating activities	$1,276	$665
Cash flows (used for) investing activities	(900)	(175)
Cash flows (used for) financing activities and other	(409)	(402)

(Decrease) Increase in cash and equivalents	$(33)	$88

(a)	Amounts shown are preliminary estimates. Actual amounts will be reported in Mattel’s Annual Report on Form 10-K for the year ended December 31, 2012.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

COMPUTATION OF INCOME PER COMMON AND POTENTIAL COMMON SHARE (Unaudited)

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31, 2012			For the Year Ended December 31, 2012
	As Reported	Impact of Litigation Charge	Adjusted	As Reported	Impact of Litigation Charge	Adjusted
	(In millions, except per share amounts)			(In millions, except per share amounts)
BASIC
Net income	$306.5	$(87.1)	$393.6	$776.5	$(87.1)	$863.6
Less net income allocable to participating RSUs	(3.2)	0.9	(4.1)	(7.8)	0.9	(8.7)

Net income available for basic common shares	$303.3	$(86.2)	$389.5	$768.7	$(86.2)	$854.9

Weighted average common shares outstanding	343.6	-	343.6	341.7	-	341.7

Basic Net Income Per Common Share	$0.88	$(0.25)	$1.13	$2.25	$(0.25)	$2.50

DILUTED
Net income	$306.5	$(87.1)	$393.6	$776.5	$(87.1)	$863.6
Less net income allocable to participating RSUs	(3.2)	0.9	(4.0)	(7.7)	0.9	(8.6)

Net income available for diluted common shares	$303.3	$(86.2)	$389.6	$768.8	$(86.2)	$855.0

Weighted average common shares outstanding	343.6	-	343.6	341.7	-	341.7
Weighted average common equivalent shares arising from:
Dilutive stock options and non-participating RSUs	4.8	-	4.8	4.5	-	4.5

Weighted average number of common and potential common shares	348.4	-	348.4	346.2	-	346.2

Diluted Net Income Per Common Share	$0.87	$(0.25)	$1.12	$2.22	$(0.25)	$2.47